UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2014

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

(a) & (b) On June 16, 2014, the Company held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) at its principal executive offices in Purchase, New York. The final results of the shareholder vote on the three proposals brought before the Annual Meeting were as follows:

(1) Each of the nominees for Director was an incumbent, and all nominees were elected to serve until the 2015 Annual Meeting of Shareholders or until their successors are elected and qualified. The following table sets forth the voting results with respect to each nominee:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
Robert F. Agnew	22,569,216	545,232	1,293,820
Timothy J. Bernlohr	22,568,341	546,107	1,293,820
William J. Flynn	22,662,844	451,604	1,293,820
James S. Gilmore III	22,531,724	582,724	1,293,820
Carol B. Hallett	22,359,210	755,238	1,293,820
Frederick McCorkle	22,340,521	773,927	1,293,820
Duncan J. McNabb	22,577,626	536,822	1,293,820

(2) The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified with the following votes:

Votes For	Votes Against	Abstentions

23,668,922	721,303	18,043

(3) The compensation of the Company’s Named Executive Officers was approved, on a non-binding advisory basis, with the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
15,714,070	6,824,287	576,091	1,293,820

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

June 18, 2014	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Executive Vice President, General Counsel, Secretary and Chief Human Resources Officer